Exhibit p

                                 CODE OF ETHICS

                              FRANK VALUE FUND, INC.

Rule 17j-1 under the Investment Company Act of 1940 addresses conflicts of interest between investment companies and the personal investment activities of their personnel. In order to protect against certain unlawful acts, practices and courses of business by certain individuals or entities related to Frank Value Fund, (the "Fund"), the directors of the Fund have adopted the following Code of Ethics and procedures for implementing the provisions of the Code concerning the management of securities that the Fund considers for purchase or sale:

1. Definitions:
  a) "Access Person" means a director, officer or Advisory Person (as defined in b below) of the Fund.
  b) "Advisory Person" means any Fund employee who, in connection with his regular functions or duties, makes, participates in, obtains information about purchase or sale of a security by the Fund or whose functions or duties relate to the making of such recommendations, and any natural person in a control relationship to the Fund who obtained information concerning recommendations made to the Fund with regard to the purchase or sale of any security.
  c) "Adviser" means Frank Capital Partners Limited Liability Company.
  d) "Independent Directors" means directors of the Fund who are not "interested persons" of the Fund within the meaning of section 2(a)(19) of the Investment Company Act of 1940.
  e) "Covered Security" means a security as defined in section 2(a)(36) of the Investment Company Act of 1940, except that it does not include: direct obligations of the Government of the United States; bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and Shares issued by open-end Funds.
  f) "Security Held or to be Acquired by the Fund" means: any Covered Security which, within the most recent 15 days: is or has been held by the Fund; or is being or has been considered by the Fund or its investment adviser for purchase by the Fund; and any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security which, within the most recent 15 days: is or has been held by the Fund; or is being or has been considered by the Fund or its investment adviser for purchase by the Fund.
  g) "Person" means a natural person, partnership, corporation, trust, estate, joint venture, business trust, association, cooperative, government (or any subdivision, branch or agency thereof), governmental entity, foundation, or other entity.

2. Prohibited Actions:
  a) To employ any device, scheme, or artifice to defraud the Fund;
  b) To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading to the Fund; or
  c) To engage in any act, practice, or course of business that operates or would operate as a fraud or deceit upon the Fund.

3. Reporting Requirements: The parties listed shall have the following duties under the Fund's Code of Ethics:

  a) Access Persons (other than Independent Directors): Access Persons other than Independent Directors will deliver brokerage confirmations or statements to the President of the Fund within 10 days of becoming an Access Person. No later than 10 days after the end of a calendar quarter, Access Persons other than Independent Directors will deliver brokerage confirmations or statements to the President of the Fund. If an Access Person other than an Independent Director establishes a new account for the purpose of holding or transacting in securities, the Access Person must submit to the President of the Fund the name of the broker, dealer or bank with whom the Access Person established the account and the date the account was established. Access Persons other than Independent Directors will not transact in a Security Held or to be Acquired by the Fund for a period of 3 days before a transaction in said security by the Fund or a period of 3 days after a transaction in said security by the Fund.

  b) Independent Directors: Within 10 days after the end of each calendar quarter, directors will deliver brokerage confirmations or statements for any Covered Security transactions to the President of the Fund. However, a director of the Fund who is not an "interested person" of the Fund within the meaning of section 2(a)(19) of the Investment Company Act of 1940, and who would be required to make a report solely by reason of being a Fund director, need not submit brokerage confirmations or statements, unless the director knew or, in the ordinary course of fulfilling his or her official duties as a Fund director, should have known that during the 15-day period immediately before or after the director's transaction in a Covered Security, the Fund purchased or sold the Covered Security, or the Fund or its Adviser considered purchasing or selling the Covered Security.

  c) President of the Fund: If issues relating to this Code of Ethics arise, the President of the Fund will submit a report to the Fund's Board of Directors describing the matter. The President of the Fund will maintain a record of the dates that Access Persons submitted brokerage confirmations or statements to the Fund.

4. Sanctions: If an Access Person violates any provision set forth in this Code of Ethics, the Fund's Board of Directors will be notified and take appropriate action.



                                 CODE OF ETHICS

                            FRANK CAPITAL PARTNERS LLC

Rule 17j-1 under the Investment Company Act of 1940 addresses conflicts of interest between investment companies and the personal investment activities of their personnel. In order to protect against certain unlawful acts, practices and courses of business by certain individuals or entities related to Frank Capital Partners Limited Liability Company ("FCP"), the directors of FCP have adopted the following Code of Ethics and procedures for implementing the provisions of the Code concerning the practices of FCP and its employees in transactions that may affect investment companies that are clients of FCP ("Fund" or "Funds"):

1. Definitions:
  a) "Access Person" means a director, officer or Advisory Person (as defined in b below) of the Funds.
  b) "Advisory Person" means any Fund employee who, in connection with his regular functions or duties, makes, participates in, obtains information about purchase or sale of a security by the Fund or whose functions or duties relate to the making of such recommendations, and any natural person in a control relationship to the Fund who obtained information concerning recommendations made to the Fund with regard to the purchase or sale of any security.
  c) "Adviser" means Frank Capital Partners Limited Liability Company.
  d) "Independent Directors" means directors of the Fund who are not "interested persons" of the Fund within the meaning of section 2(a)(19) of the Investment Company Act of 1940.
  e) "Covered Security" means a security as defined in section 2(a)(36) of the Investment Company Act of 1940, except that it does not include: direct obligations of the Government of the United States; bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and Shares issued by open-end Funds.
  f) "Security Held or to be Acquired by the Fund" means: any Covered Security which, within the most recent 15 days: is or has been held by the Fund; or is being or has been considered by the Fund or its investment adviser for purchase by the Fund; and any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security which, within the most recent 15 days: is or has been held by the Fund; or is being or has been considered by the Fund or its investment adviser for purchase by the Fund.
  g) "Person" means a natural person, partnership, corporation, trust, estate, joint venture, business trust, association, cooperative, government (or any subdivision, branch or agency thereof), governmental entity, foundation, or other entity.

2. Prohibited Actions:
  a) To employ any device, scheme, or artifice to defraud the Fund;
  b) To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading to the Fund; or
  c) To engage in any act, practice, or course of business that operates or would operate as a fraud or deceit upon the Fund.

3. Reporting Requirements: The parties listed shall have the following duties under the FCP's Code of Ethics:

  a) Access Persons: Access Persons will deliver brokerage confirmations or statements to the President of FCP within 10 days of becoming an Access Person. No later than 10 days after the end of a calendar quarter, Access Persons will deliver brokerage confirmations or statements to the President of FCP. If an Access Person establishes a new account for the purpose of holding or transacting in securities, the Access Person must submit to the President of FCP the name of the broker, dealer or bank with whom the Access Person established the account and the date the account was established. Access Persons will not transact in a Security Held or to be Acquired by the Fund for a period of 3 days before a transaction in said security by the Fund or a period of 3 days after a transaction in said security by the Fund.

  b) President of FCP: If issues relating to this Code of Ethics arise, the President of FCP will submit a report to FCP's Board of Directors describing the matter. The President of FCP will maintain a record of the dates that Access Persons submitted brokerage confirmations or statements to FCP.

4. Sanctions: If an Access Person violates any provision set forth in this Code of Ethics, FCP's Board of Directors will be notified and take appropriate action.